Exhibit 99.2

Sally Beauty Announces Increase in Size and Pricing of Senior Notes Offering

DENTON, Texas, November 3, 2011 (BUSINESS WIRE) —

Sally Holdings LLC (the “Company”), a wholly-owned subsidiary of Sally Beauty Holdings, Inc. (NYSE: SBH), today announced that it has entered into a purchase agreement to sell $750 million aggregate principal amount of its 6.875% Senior Notes due 2019 (the “Senior Notes”), in a private placement to qualified institutional buyers under Rule 144A and to non-U.S. persons under Regulation S under the Securities Act of 1933, as amended. This is an increase in the offering size of $300 million aggregate principal amount of the Senior Notes from the announced offering size.  The Senior Notes will bear interest at an annual rate of 6.875% and will be issued at a price equal to 100% of the principal amount thereof.  The Company expects to close the offering on November 8, 2011, subject to the satisfaction of customary closing conditions.

The Senior Notes will be guaranteed by certain of the Company’s domestic subsidiaries who have guaranteed obligations under its senior credit facilities, existing notes and other indebtedness.

The Company expects that the net proceeds from this offering will be approximately $737.0 million.  The proceeds from the offering will be used to redeem $430.0 million aggregate principal amount of the Company’s outstanding 9.25% senior notes due 2014 and $275 million aggregate principal amount of the Company’s outstanding 10.50% senior subordinated notes due 2016, pursuant to the terms of the indentures governing the 2014 notes and the 2016 notes and to pay fees and expenses incurred in connection with this offering and the redemptions.  The Company expects to complete the redemptions on December 5, 2011, subject to certain conditions, including the consummation of the offering of the Senior Notes.

The new Senior Notes have not been and will not be registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes, nor shall there be any sale of the Senior Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  This press release shall not constitute a notice of redemption, an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities, including the Company’s 9.25% senior notes due 2014 and the Company’s 10.50% senior subordinated notes due 2016.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions may identify such forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements.

Factors that could cause actual events or results to differ materially from the events or results described in the forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and the Company’s other filings with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. The Company assumes no obligation to publicly update or revise any forward-looking statements.